UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 1, 2011

Juniper Networks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-34501	770422528
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1194 North Mathilda Avenue, Sunnyvale, California		94089
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(408) 745-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 25, 2011, the Board of Directors approved effective on September 1, 2011 an amendment of Section 3.7 of the Bylaws to simplify the method of giving notice of special meetings of the Board of Directors. The amendment enables notice of special meetings of the Board of Directors to be given by electronic mail or courier and reduces the period of prior notice from 48 hours to 24 hours. As amended, Section 3.7 reads in its entirety as follows:

3.7 SPECIAL MEETINGS; NOTICE

Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board, the president, any vice president, the secretary or any two directors.

Notice of the time and place of special meetings shall be (i) delivered personally by hand, by courier or by telephone to each director, (ii) sent by first-class mail, postage prepaid, (iii) sent by facsimile; or (iv) sent by electronic mail, directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, as the case may be, as it is shown on the records of the Corporation.

If the notice is mailed, it shall be deposited in the United States mail at least 4 days before the time of the holding of the meeting. If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or (iii) sent by electronic mail, it shall be delivered or sent at least 24 hours before the time of the holding of the meeting. Any oral notice may be communicated to the director. The notice need not specify the place of the meeting, if the meeting is to be held at the principal executive office of the Corporation, or the purpose of the meeting.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Juniper Networks, Inc.

September 1, 2011	By:	Mitchell Gaynor

Name: Mitchell Gaynor
Title: Executive Vice President, General Counsel and Secretary